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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): June 13, 2003

                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                    1-13699                  95-1778500
(State of Incorporation)     (Commission File Number)     (IRS Employer
                                                        Identification Number)

             141 Spring Street
        Lexington, Massachusetts                            02421
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (781) 862-6600



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Item 9.  Regulation FD Disclosure

         On June 13, 2003, Raytheon Company issued a press release announcing that its wholly owned subsidiary, Raytheon Travel Air, and the other investors in Flight Options LLC, have completed a financial recapitalization agreement that results in Raytheon owning approximately a 65 percent interest in Flight Options LLC. A copy of the press release is attached as Exhibit 99.1.


                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 13, 2003


                                            RAYTHEON COMPANY


                                    By: /s/ Edward S. Pliner
                                            Edward S. Pliner
                                       Senior Vice President and
                                        Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit
Number                     Description



99.1         Press release dated June 13, 2003 issued by Raytheon Company


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EXHIBIT 99.1

Flight Options LLC Investors Complete Financial Recapitalization Agreement

LEXINGTON, Mass., (June 13, 2003) - Raytheon Company's (NYSE: RTN) wholly owned subsidiary, Raytheon Travel Air, and the other investors in Flight Options LLC have completed a financial recapitalization agreement that results in Raytheon owning approximately a 65 percent interest in Flight Options LLC.

As part of the recapitalization agreement, Raytheon exchanged certain Flight Options LLC debt it holds for equity. Raytheon also has committed to invest certain additional capital on an as needed basis over the next 18 months in Flight Options LLC and provide secured aircraft and retail financing over the next three years. As a result of this transaction, Raytheon will begin to consolidate Flight Options LLC's financial results and reduce its reported aircraft backlog by approximately $850 million as previously disclosed. Raytheon does not expect this agreement to have a material effect on the company's financial position or results from operations in 2003.

"Raytheon is pleased to participate in the recapitalization of Flight Options," said Ed Pliner, Raytheon's chief financial officer. "We believe this recapitalization will provide Flight Options with the resources to achieve its business objectives."

"Raytheon's investment will allow Flight Options to grow and continue to exceed our customer's expectations for safety, service and value," said John Nahill, chief executive officer of Flight Options LLC. "With this transaction complete, we look forward to introducing new products and programs for our owners, which will continue our tradition of bringing innovative and value oriented products to the marketplace."

Other Flight Options LLC shareholders include Brantley Partners, Brantley Capital and Monitor Clipper Equity Partners.

Raytheon Company, with 2002 sales of $16.8 billion, is an industry leader in defense, government and commercial electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Lexington, Mass., Raytheon employs more than 76,000 people worldwide.